EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2005, relating to the financial statements of Franklin Bank Corp. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Franklin Bank Corp. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 30, 2005